                                                                    Exhibit 23.6


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-23307 of Alarmguard Holdings, Inc. of our report on the financial statements of Protective Alarms, Inc. as of and for the years ended September 30, 1996 and 1995, dated December 20, 1996 (except for Notes 3, 4 and 9, for which the date is April 30, 1997), appearing in Alarmguard Holdings, Inc. Current Report on Form 8-K/A dated June 20, 1997.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Stamford, Connecticut
June 30, 1997